UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (CommissionFile Number)	33-0843696 (IRS EmployerIdentification No.)

7F, No. 267 Qu Yang Road Hongkou District Shanghai, China (Address of principal executive offices)	200081 (Zip Code)

Registrant’s telephone number, including area code (86) 021 5556-0020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On December 18, 2009, China Energy Recovery, Inc. (the “Company”) concluded an agreement with Chaldon Limited, as of July 1, 2009, for the provision of various services, including services in connection with financial and investor public relations, marketing, engineering contracts and financing. The agreement may provide other services as mutually determined by Chaldon and the Company.  Chaldon is affiliated with Hold & Opt Limited, by common ownership, which provided a loan of $5,000,000 to the Company in May 2009. The Company’s Board of Directors approved the general terms of the agreement and the issuance of the shares on December 7, 2009. The agreement calls for Chaldon to be paid 700,000 restricted shares of the Company’s common stock (the “Shares”) and reimbursed for its expenses incurred in 2009. The Company did not grant any registration rights with respect to the Shares. The Company has taken a charge in the third quarter of fiscal 2009 in the amount of $540,000 for 450,000 of the Shares for services that were provided during that period and the balance of 250,000 Shares will be accounted for in the fourth quarter of fiscal 2009.

Item 4.01 – Changes in Registrant’s Certifying Accountant

On December 21, 2009, the Company orally engaged PricewaterhouseCoopers (“PWC”) as its new independent registered public accounting firm. The engagement of PWC was approved by the Company’s Board of Directors.

During the Company’s two most recent fiscal years ended December 31, 2008 and December 31, 2007 and through December 21, 2009, neither the Company nor anyone acting on its behalf consulted with PWC regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that PWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2009, Fred J. Krupica notified the Company of his resignation from the Company’s Board of Directors, effective January 1, 2010. Also on December 18, 2009, Roger S. Ballentine notified the Company of his resignation from the Company’s Board of Directors, effective January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: December 24, 2009	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer